Exhibit 99.1

NEWS RELEASE

NCI Building Systems Reports

Third Quarter 2015 Fiscal Year Results

HOUSTON, September 2, 2015 -- NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the third fiscal quarter ended August 2, 2015.

Third Quarter 2015 Financial and Operational Highlights:

•	Sales rose 16.4% to $420.8 million, compared to $361.6 million in last year’s third quarter, primarily driven by the recent acquisition of CENTRIA
•	Gross profit margin expanded 190 basis points year-over-year to 23.9%
•	Adjusted operating income increased 84% year-over-year
•	Net Income increased 19% to $7.2 million, compared to $6.1 million in last year’s third quarter
•	Net income per diluted common share was $0.10 and adjusted net income per diluted common share was $0.15
•	Adjusted EBITDA rose 53% compared to last year’s third quarter
•	Buildings backlog grew 19% year-over-year, representing its highest level since 2008, and consolidated backlog increased 50% to $506 million, which includes CENTRIA’s backlog of $114 million

Norman C. Chambers, Chairman, President and Chief Executive, commented, “We are pleased to report solid third quarter results that mark the fifth consecutive quarter of year-over-year improvement in gross profit margin and Adjusted EBITDA. Our third quarter performance was led by increased volumes combined with greater manufacturing efficiencies, effective supply chain management and the leverage created by our streamlined operational structure. In addition, we delivered revenue growth despite the headwinds of declining steel prices and challenging weather conditions that delayed shipments early in the quarter.”

“We are encouraged by the performance of our insulated metal panel business in general and CENTRIA in particular. As anticipated, CENTRIA gained momentum in the third quarter and delivered year-over-year improvement in profitability and bookings growth. We remain committed to our goal of growing IMP sales through our existing sales channels in order to outperform the nonresidential market growth rate.”

Third Quarter 2015 Results

Third quarter sales increased 16.4% to $420.8 million from $361.6 million in last year's third quarter, largely as the result of higher volumes and CENTRIA’s contribution as well as continued commercial discipline across the Company. Both the legacy single skin and insulated metal panel (IMP) businesses delivered strong results and the Buildings group delivered modest revenue growth despite the unfavorable weather in the quarter.

Gross profit increased 26.5% to $100.7 million from $79.6 million in the third quarter of 2014, and gross profit margin expanded 190 basis points to 23.9%, compared to 22.0% in the prior year period. Excluding the fair value adjustment of acquired inventory, gross profit increased 220 basis points to 24.2%. Contributors to the higher margins included: improved product mix with increases in insulated metal panels, enhanced lean manufacturing processes, effective supply chain management, and commercial discipline.

Adjusted operating income, a non-GAAP measure, increased 83.8% to $25.2 million in the current quarter from $13.7 million in the third quarter of 2014, driven by the expansion in sales and gross profit margin. On a GAAP basis, operating income was $19.4 million for the third quarter compared to $12.2 million in the prior year’s quarter.

Adjusted EBITDA, a non-GAAP measure, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company's term loan credit agreement was $38.2 million, up 53.0% from $25.0 million in the prior year period.

The Company reported net income of $7.2 million, or $0.10 per diluted common share, in the third quarter of 2015, which was impacted by the following after-tax charges: $0.7 million of acquisition related costs; $0.8 million of restructuring charges associated with the previously announced realignment of the management structure; and $4.3 million of noncash fair value adjustments related to the CENTRIA acquisition. Excluding the impact of these special items, the Company reported adjusted net income applicable to common shares, a non-GAAP measure, of $10.8 million, or $0.15 per diluted common share, compared to $7.1 million, or $0.10 per diluted common share, in the third quarter of 2014.

Please see the reconciliation of Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income in the accompanying financial tables.

Third quarter 2015 backlog increased 50% to approximately $506.3 million which includes CENTRIA’s backlog of $114.3 million, compared with $337.2 million in last year’s third quarter. The backlog contains higher margin and higher complexity projects which typically lengthens lead time for production.

Interest expense increased to $8.1 million in the third quarter of 2015, compared to $3.2 million in last year’s third quarter as a result of the $250 million, 8.25% senior notes, issued to finance the CENTRIA acquisition.

Cash and cash equivalents at quarter’s end totaled $48.3 million, compared to $27.7 million in the comparable period in fiscal 2014. The Company paid down approximately $10 million of borrowings outstanding under its term loan in the third quarter of fiscal 2015. The proforma net debt leverage ratio at the end of the third fiscal quarter improved to 3.4x. In addition, the Company’s $150.0 million asset based lending facility remains undrawn at quarter’s end.

Fiscal Third Quarter 2015 Segment Performance

Third party sales in the Coatings group were $26.6 million, a 14.5% decline from $31.1 million in last year’s third quarter. Total sales, including intercompany activity, decreased $5.9 million, or 8.7%, to $62.4 million from $68.3 million, compared to the same quarter in fiscal 2014. Operating income declined to $5.5 million in the third quarter of fiscal 2015, compared to $6.7 million reported in the same period last year. The Coatings segment continues to see improving volumes and profitability.

The Components group generated $222.0 million in third-party sales during the quarter, an increase of 36.9% from $162.2 million in the third quarter of fiscal 2014. Total sales, including intercompany sales, increased $66.9 million, or 36.3%, to $251.2 million from $184.3 million in the prior year quarter. The strong self-storage market contributed to increased volumes in the legacy single skin and roll-up door businesses. Operating income increased 63.1% to $17.0 million, compared to $10.4 million in the same quarter in fiscal 2014. The Components segment benefited from the growing mix of insulated panels, enhanced manufacturing efficiency and effective supply chain management. During the quarter, CENTRIA contributed $59.3 million in sales, Adjusted operating income of $4.5 million and $6.9 million in Adjusted EBITDA.

Third party sales in the Buildings group increased to $172.2 million in the third quarter from $168.3 million in the prior year quarter, primarily due to higher volume and improved supply chain management partially offset by declining steel prices, weather induced shipment delays and foreign currency headwinds. Total sales, including intercompany activity, were $176.5 million, a slight increase from $174.2 million in the same period in fiscal 2014. Operating income increased 25.4% to $14.4 million in the current quarter, compared to $11.5 million in the third quarter of fiscal 2014. The improved margins in the Buildings segment were driven by improvements in project mix, continued commercial discipline, and decreases in material costs.

Market Commentary

While leading indicators for nonresidential construction activity continue to indicate positive momentum for the balance of fiscal year 2015 with continued expansion into 2016, current nonresidential construction starts as measured in square feet were down 7% July calendar year-to-date according to Dodge Data & Analytics. Low-rise starts, comprising buildings one to five stories, were down 8% July calendar year-to-date.

The American Institute of Architects’ (AIA) Architecture Mixed Use Index increased from 52.0 in April, the last month of the Company’s second fiscal quarter, to 56.8 in July 2015, the last month of the Company’s third fiscal quarter. The Architectural Billings Index expanded by 5.9 points from 48.8 in April to 54.7 in July. The AIA also reported that regional activity expanded in all regions of the U.S. in July. The Architectural Billings Index has been above 50 for 10 of the last 12 months and gained significant momentum from April to July 2015, reflecting healthy and sustained demand for nonresidential projects. Due to the leading nature of the index, the above-50 scores suggest increasing levels of U.S. nonresidential construction spending for the remainder of 2015 and continued acceleration in 2016. Further, the New Projects Inquiry Index increased from 60.1 in April to 63.7 in July, increasing sequentially for the fifth consecutive month and signaling continued positive momentum for near-term architectural billings.

Outlook and Guidance

Mr. Chambers remarked, “Over the past five quarters, we have outperformed the low-rise construction markets and delivered year-over-year improvements in both gross profit margin and Adjusted EBITDA. In fact, our underlying businesses have driven margin expansion and significant earnings growth in a lackluster low-rise construction market. Our third quarter trailing 12-month performance has delivered a 21% increase in gross profit and a 58% increase in Adjusted EBITDA on 8.6% revenue growth. Regardless of market conditions, we remain intently focused on our goals to outperform the nonresidential market in terms of growth and increased profitability.

“We expect the investments we’ve made in insulated metal panels over the past few years, including the recent acquisition of CENTRIA, will help us unlock the growth potential of the underpenetrated North American market. We enter the last quarter of our fiscal year with a steady backlog that benefitted from solid bookings growth and by the increase in higher-complexity projects, which gives us greater visibility into the first half of 2016. We currently anticipate delivering the sixth consecutive quarter of year-over-year improvement in gross profit margin and Adjusted EBITDA in the fourth fiscal quarter. Similar to the prior year, we expect our fourth quarter to show sequential improvement over the third quarter in both revenue and Adjusted EBITDA.”

For additional information, please see the CFO Commentary at www.ncibuildingsystems.com under the tab Quarterly Earnings and Transcripts.

Conference Call Information

The NCI Building Systems, Inc. third quarter 2015 conference call is scheduled for Thursday, September 3, 2015, at 9:00 AM ET. Please dial 1-877-407-0672 (toll free) or 412-902-0003 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped replay, please dial 1-877-660-6853 (toll free) or 201-612-7415 and the passcode 13612625# when prompted. The taped replay will be available two hours after the call through September 10, 2015.

About NCI Building Systems

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.

Contact:

Layne de Alvarez

Vice President, Investor Relations

281-897-7710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "guidance," “plan”, "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to integrate CENTRIA with the Company’s business and realize anticipated benefits of such acquisition; industry cyclicality and seasonality and adverse weather conditions; ability to service or refinance the Company's debt, including its 8.250% Senior Notes due 2023, and obtain future financing; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; operational limitations or restrictions in connection with our debt; recognition of asset impairment charges; the ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; commodity price increases and/or limited availability of raw materials, including steel; increases in energy prices, competitive activity and pricing pressure; challenging economic conditions affecting the non-residential construction industry; volatility in the U.S. economy and abroad generally, and in the credit markets; costs related to environmental clean-ups and liabilities; changes in laws or regulations, including the Dodd-Frank Act; the dilutive effect on the Company’s common stockholders of potential future sales of the Company’s common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting the Company to liabilities and possible losses, which may not be covered by insurance; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters; and the volatility of the Company's stock price. The Company's SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended November 2, 2014 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended February 1, 2015, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

###

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	August 2,	August 3,	August 2,	August 3,
	2015	2014	2015	2014

Sales	$420,789	$361,626	$1,103,862	$978,092
Cost of sales	319,102	282,061	852,789	781,016
Fair value adjustment of acquired inventory	1,000	–	2,358	–
Gain on insurance recovery	–	–	–	(1,311)
Gross profit	100,687	79,565	248,715	198,387
	23.9%	22.0%	22.5%	20.3%

Engineering, selling, general and administrative expenses	74,520	64,864	210,424	190,340
Intangible asset amortization (including amortization of short lived acquired intangibles)	5,338	1,013	11,206	3,040
Strategic development and acquisition related costs	701	1,486	3,058	1,486
Restructuring charges	750	–	3,695	–
Income from operations	19,378	12,202	20,332	3,521

Interest income	14	60	53	110
Interest expense	(8,149)	(3,203)	(20,448)	(9,388)
Foreign exchange loss	(610)	(360)	(2,021)	(799)
Other income, net	107	227	439	756

Income (loss) before income taxes	10,740	8,926	(1,645)	(5,800)
Provision for (benefit from) income taxes	3,520	2,837	(1,057)	(2,726)
	32.8%	31.8%	64.2%	47.0%

Net income (loss)	$7,220	$6,089	(588)	$(3,074)

Net income allocated to participating securities	(60)	(50)	–	–

Net income (loss) applicable to common shares	$7,160	$6,039	$(588)	$(3,074)

Income (loss) per common share:
Basic	$0.10	$0.08	$(0.01)	$(0.04)
Diluted	$0.10	$0.08	$(0.01)	$(0.04)

Weighted average number of common shares outstanding:
Basic	73,341	72,928	73,170	73,093
Diluted	74,336	74,393	73,170	73,093

Increase in sales	16.4%	14.0%	12.9%	7.7%

Gross profit percentage	23.9%	22.0%	22.5%	20.3%

Engineering, selling, general and administrative expenses percentage	17.7%	17.9%	19.1%	19.5%

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	August 2,	November 2,
	2015	2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$48,277	$66,651
Restricted cash	980	–
Accounts receivable, net	161,546	136,923
Inventories, net	164,251	131,497
Deferred income taxes	24,134	21,447
Income tax receivable	3,698	–
Prepaid expenses and other	32,051	22,773
Investments in debt and equity securities, at market	5,821	5,549
Assets held for sale	6,261	5,690
Total current assets	447,019	390,530

Property, plant and equipment, net	266,239	244,714
Goodwill	193,569	75,226
Intangible assets, net	126,823	44,923
Deferred financing costs, net	11,545	3,290
Total assets	$1,045,195	$758,683

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$–	$2,384
Note payable	1,026	418
Accounts payable	146,563	118,164
Accrued compensation and benefits	58,639	50,666
Accrued interest	2,041	1,820
Other accrued expenses	85,649	72,259
Total current liabilities	293,918	245,711

Long-term debt, net	454,147	233,003
Deferred income taxes	23,856	20,219
Other long-term liabilities	22,262	13,208
Total long-term liabilities	500,265	266,430

Common stock	745	737
Additional paid-in capital	639,051	630,297
Accumulated deficit	(372,138)	(371,550)
Accumulated other comprehensive loss	(9,170)	(8,739)
Treasury stock, at cost	(7,476)	(4,203)
Total stockholders' equity	251,012	246,542

Total liabilities and stockholders' equity	$1,045,195	$758,683

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Nine Months Ended
	August 2,	August 3,
	2015	2014

Cash flows from operating activities:
Net loss	$(588)	$(3,074)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	38,038	26,702
Deferred financing cost amortization	1,006	830
Share-based compensation expense	7,702	8,146
(Gain) loss on sale of property	(15)	41
Gain on insurance recovery	–	(1,311)
(Recovery of) provision for doubtful accounts	(645)	334
Provision for (benefit from) deferred income taxes	5,625	(3,109)
Excess tax benefits from share-based compensation arrangements	(706)	(549)
Changes in operating assets and liabilities:
Accounts receivable	13,254	1,503
Inventories	(1,910)	(14,474)
Income tax receivable	(2,634)	(2)
Prepaid expenses and other	1,071	(1,287)
Accounts payable	493	(29,367)
Accrued expenses	(22,106)	5,529
Other, net	6	34

Net cash provided by (used in) operating activities	38,591	(10,054)

Cash flows from investing activities:
Acquisition, net of cash acquired	(247,123)	–
Proceeds from sale of property, plant and equipment	28	–
Proceeds from insurance	–	1,311
Capital expenditures	(15,330)	(14,529)

Net cash used in investing activities	(262,425)	(13,218)

Cash flows from financing activities:
Proceeds from stock options exercised	354	–
Issuance of debt	250,000	–
Payments on term loan	(31,240)	(1,792)
Payments on note payable	(1,103)	(1,172)
Proceeds from Amended ABL Facility	–	72,000
Payments on Amended ABL Facility	–	(72,000)
Payment of financing costs	(9,218)	(67)
Purchase of treasury stock	(3,273)	(23,791)
Excess tax benefits from share-based compensation arrangements	706	549

Net cash provided by (used in) financing activities	206,226	(26,273)
Effect of exchange rate changes on cash and cash equivalents	(766)	(227)
Net decrease in cash and cash equivalents	(18,374)	(49,772)

Cash and cash equivalents at beginning of period	66,651	77,436

Cash and cash equivalents at end of period	48,277	27,664

NCI Building Systems, Inc.

Business Segments

(In thousands)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	August 2, 2015		August 3, 2014		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$62,383	13	$68,324	16	$(5,941)	-8.7%
Metal components	251,191	51	184,321	43	66,870	36.3%
Engineered building systems	176,519	36	174,186	41	2,333	1.3%
Total sales	490,093	100	426,831	100	63,262	14.8%
Less: Intersegment sales	69,304	14	65,205	15	4,099	6.3%
Total net sales	$420,789	86	$361,626	85	$59,163	16.4%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$5,497	9	$6,665	10	$(1,168)	-17.5%
Metal components	17,025	7	10,437	6	6,588	63.1%
Engineered building systems	14,363	8	11,454	7	2,909	25.4%
Corporate	(17,507)	–	(16,354)	–	(1,153)	-7.1%
Total operating income (loss) (% of sales)	$19,378	5	$12,202	3	$7,176	58.8%

	Fiscal Nine Months Ended		Fiscal Nine Months Ended		$	%
	August 2, 2015		August 3, 2014		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$167,991	13	$176,898	15	$(8,907)	-5.0%
Metal components	645,098	50	497,599	43	147,499	29.6%
Engineered building systems	469,564	37	475,834	42	(6,270)	-1.3%
Total sales	1,282,653	100	1,150,331	100	132,322	11.5%
Less: Intersegment sales	178,791	14	172,239	15	6,552	3.8%
Total net sales	$1,103,862	86	$978,092	85	$125,770	12.9%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$11,872	7	$17,053	10	$(5,181)	-30.4%
Metal components	32,302	5	19,107	4	13,195	69.1%
Engineered building systems	25,937	6	13,129	3	12,808	97.6%
Corporate	(49,779)	–	(45,768)	–	(4,011)	-8.8%
Total operating income (loss) (% of sales)	$20,332	2	$3,521	–	$16,811	477.4%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL THREE MONTHS ENDED AUGUST 2, 2015 AND AUGUST 3, 2014

(In thousands)

(Unaudited)

	Fiscal Three Months Ended August 2, 2015
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$5,497	$17,025	$14,363	$(17,507)	$19,378
Restructuring charges	–	262	138	350	750
Strategic development and acquisition related costs	–	–	–	701	701
Fair value adjustment of acquired inventory	–	1,000	–	–	1,000
Amortization of short lived acquired intangibles	–	3,334	–	–	3,334
Adjusted operating income (loss) (1)	$5,497	$21,621	$14,501	$(16,456)	$25,163

	Fiscal Three Months Ended August 3, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$6,665	$10,437	$11,454	$(16,354)	$12,202
Strategic development costs	–	–	–	1,486	1,486
Adjusted operating income (loss) (1)	$6,665	$10,437	$11,454	$(14,868)	$13,688

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL NINE MONTHS ENDED AUGUST 2, 2015 AND AUGUST 3, 2014

(In thousands)

(Unaudited)

	Fiscal Nine Months Ended August 2, 2015
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$11,872	$32,302	$25,937	$(49,779)	$20,332
Restructuring charges	254	1,500	1,797	144	3,695
Strategic development and acquisition related costs	–	–	–	3,058	3,058
Fair value adjustment of acquired inventory	–	2,358	–	–	2,358
Amortization of short lived acquired intangibles	–	6,057	–	–	6,057
Adjusted operating income (loss) (1)	$12,126	$42,217	$27,734	$(46,577)	$35,500

	Fiscal Nine Months Ended August 3, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$17,053	$19,107	$13,129	$(45,768)	$3,521
Gain on insurance recovery	(1,311)	–	–	–	(1,311)
Secondary offering costs	–	–	–	754	754
Strategic development costs	–	–	–	1,486	1,486
Adjusted operating income (loss) (1)	$15,742	$19,107	$13,129	$(43,528)	$4,450

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (ADJUSTED EBITDA)

(In thousands)

(Unaudited)

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	November 2,	February 1,	May 3,	August 2,	August 2,
	2014	2015	2015	2015	2015
Net income (loss)	$14,259	$(320)	$(7,488)	$7,220	$13,671
Add:
Depreciation and amortization	9,220	9,731	13,766	14,541	47,258
Consolidated interest expense, net	3,053	3,980	8,280	8,135	23,448
Provision for (benefit from) income taxes	4,215	(490)	(4,087)	3,520	3,158
Restructuring charges	–	1,477	1,759	504	3,740
Strategic development and acquisition related costs	3,512	1,729	628	701	6,570
Fair value adjustment of acquired inventory	–	583	775	1,000	2,358
Share-based compensation	2,022	2,933	2,201	2,568	9,724

Adjusted EBITDA (1)	$36,281	$19,623	$15,834	$38,189	$109,927

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	November 3,	February 2,	May 4,	August 3,	August 3,
	2013	2014	2014	2014	2014
Net income (loss)	$8,276	$(4,258)	$(4,905)	$6,089	$5,202
Add:
Depreciation and amortization	9,012	8,767	8,941	8,994	35,714
Consolidated interest expense, net	3,334	3,100	3,035	3,142	12,611
Provision for (benefit from) income taxes	5,410	(2,506)	(3,057)	2,837	2,684
Gain on insurance recovery	(1,023)	(987)	(324)	–	(2,334)
Unreimbursed business interruption costs	500	–	–	–	500
Secondary offering costs	–	704	50	–	754
Strategic development costs				1,486	1,486
Share-based compensation	4,565	3,179	2,563	2,404	12,711

Adjusted EBITDA (1)	$30,074	$7,999	$6,303	$24,952	$69,328

(1)	The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL Facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	August 2,	August 3,	August 2,	August 3,
	2015	2014	2015	2014
Net income (loss) per diluted common share, GAAP basis	$0.10	$0.08	$(0.01)	$(0.04)
Gain on insurance recovery, net of taxes	–	–	–	(0.01)
Secondary offering costs, net of taxes	–	–	–	0.00
Foreign exchange loss, net of taxes	–	0.00	–	0.01
Strategic development and acquisition related costs, net of taxes	0.00	0.02	0.03	0.01
Restructuring charges, net of taxes	0.01	–	0.03	–
Fair value adjustment of acquired inventory, net of taxes	0.01	–	0.02	–
Amortization of short lived acquired intangibles, net of taxes	0.03	–	0.05	–
Adjusted net income (loss) per diluted common share (1)	$0.15	$0.10	$0.12	$(0.03)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	August 2,	August 3,	August 2,	August 3,
	2015	2014	2015	2014
Net income (loss) applicable to common shares, GAAP basis	$7,160	$6,039	$(588)	$(3,074)
Gain on insurance recovery, net of taxes	–	–	–	(808)
Secondary offering costs, net of taxes	–	–	–	464
Foreign exchange loss, net of taxes	–	183	–	508
Strategic development and acquisition related costs, net of taxes	432	915	1,884	915
Restructuring charges, net of taxes	462	–	2,276	–
Fair value adjustment of acquired inventory, net of taxes	650	–	1,487	–
Amortization of short lived acquired intangibles, net of taxes	2,088	–	3,765	–
Adjusted net income (loss) applicable to common shares (1)	$10,792	$7,137	$8,824	$(1,995)

(1)	The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales

(In thousands)

(Unaudited)

	Fiscal		Fiscal			%
	3rd Qtr 2015		3rd Qtr 2014		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$62,383	13%	$68,324	16%	(5,941)	-8.7%
Less: Intersegment sales	35,775		37,192		(1,417)	-3.8%
Third Party Sales	$26,608	6%	$31,132	10%	(4,524)	-14.5%

Operating Income	$5,497	21%	$6,665	21%	(1,168)	-17.5%

Metal Components
Total Sales	$251,191	51%	$184,321	43%	66,870	36.3%
Less: Intersegment sales	29,233		22,141		7,092	32.0%
Third Party Sales	$221,958	53%	$162,180	45%	59,778	36.9%

Operating Income	$17,025	8%	$10,437	6%	6,588	63.1%

Engineered Building Systems
Total Sales	$176,519	36%	$174,186	41%	2,333	1.3%
Less: Intersegment sales	4,296		5,872		(1,576)	-26.8%
Third Party Sales	$172,223	41%	$168,314	47%	3,909	2.3%

Operating Income	$14,363	8%	$11,454	7%	2,909	25.4%

Consolidated
Total Sales	$490,093	100%	$426,831	100%	63,262	14.8%
Less: Intersegment	69,304		65,205		4,099	6.3%
Third Party Sales	$420,789	100%	$361,626	100%	59,163	16.4%

Operating Income	$19,378	5%	$12,202	3%	7,176	58.8%

	Fiscal YTD		Fiscal YTD			%
	3rd Qtr 2015		3rd Qtr 2014		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$167,991	13%	$176,898	15%	(8,907)	-5.0%
Less: Intersegment sales	94,175		95,668		(1,493)	-1.6%
Third Party Sales	$73,816	7%	$81,230	8%	(7,414)	-9.1%

Operating Income	$11,872	16%	$17,053	21%	(5,181)	-30.4%

Metal Components
Total Sales	$645,098	50%	$497,599	43%	147,499	29.6%
Less: Intersegment sales	70,431		60,339		10,092	16.7%
Third Party Sales	$574,667	52%	$437,260	45%	137,407	31.4%

Operating Income	$32,302	6%	$19,107	4%	13,195	69.1%

Engineered Building Systems
Total Sales	$469,564	37%	$475,834	41%	(6,270)	-1.3%
Less: Intersegment sales	14,185		16,232		(2,047)	-12.6%
Third Party Sales	$455,379	41%	$459,602	47%	(4,223)	-0.9%

Operating Income	$25,937	6%	$13,129	3%	12,808	97.6%

Consolidated
Total Sales	$1,282,653	100%	$1,150,331	100%	132,322	11.5%
Less: Intersegment sales	178,791		172,239		6,552	3.8%
Third Party Sales	$1,103,862	100%	$978,092	100%	125,770	12.9%

Operating Income	$20,332	2%	$3,521	0%	16,811	477.4%